Exhibit 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
x

CASCAL N.V.,	:
:
Plaintiff,	:
:
v.	:	No. 10 Civ. 3613 (LAK)
:
SEMBCORP UTILITIES PTE LTD.,	:	ECF Case
SEMBCORP INDUSTRIES LTD.,	:
BIWATER INVESTMENTS LTD., and	:
BIWATER HOLDINGS LIMITED,	:
:
Defendants,	:
x

NOTICE OF MOTION TO DISMISS FOR LACK OF JURISDICTION OR,

ALTERNATIVELY, ON FORUM NON CONVENIENS GROUNDS

PLEASE TAKE NOTICE that, upon the accompanying Declaration of William Savitt (and the exhibits thereto), Declaration of Lawrence Magor, Memorandum of Law, and all prior pleadings and proceedings in this action, defendants Biwater Investments Ltd. and Biwater Holdings Limited (the “Biwater Defendants”), by their attorneys, hereby move this Court, before the Honorable Lewis A. Kaplan, at the United States Courthouse, 500 Pearl Street, New York, New York 10007, for an order dismissing the Amended Complaint pursuant to Fed. R. Civ. P. 12(b)(1), (2), and (6) or, in the alternative, pursuant to the doctrine of forum non conveniens.

PLEASE TAKE FURTHER NOTICE that, pursuant to Fed. R. Civ. P. 44.1, defendants intend to raise issues concerning English law in connection with their contention that the Amended Complaint should be dismissed under the doctrine of forum non conveniens.

PLEASE TAKE FURTHER NOTICE that oral argument is requested, and that the Biwater Defendants intend to file reply papers.

Dated: May 12, 2010		Respectfully submitted,

WACHTELL, LIPTON, ROSEN & KATZ

	By:	/s/ Kenneth B. Forrest
Kenneth B. Forrest
John F. Lynch
William Savitt
Won S. Shin

51 West 52nd Street
New York, NY 10019
Telephone: (212) 403-1000
Facsimile: (212) 403-2000
KBForrest@wlrk.com
JLynch@wlrk.com
WDSavitt@wlrk.com
WShin@wlrk.com

Attorneys for Defendants Biwater Investments
Ltd. and Biwater Holdings Limited

CERTIFICATE OF SERVICE

I hereby certify that on May 12, 2010, I caused true and correct copies of the foregoing Notice of Motion and the accompanying Declaration of William Savitt (and the exhibits thereto), the Declaration of Lawrence Magor, and Memorandum of Law, to be filed electronically using the Court’s CM/ECF system and to be served via email and Federal Express upon:

Marc Laurence Greenwald

Peter E. Calamari

Peter Dominic Martino

Quinn Emanuel Urquhart Oliver & Hedges LLP

51 Madison Avenue

New York, NY 10010

marcgreenwald@quinnemanuel.com

petercalamari@quinnemanuel.com

petermartino@quinnemanuel.com

Attorneys for Plaintiff

/s/ Kenneth B. Forrest
Kenneth B. Forrest